As filed with the Securities and Exchange Commission on April 29, 2011

Registration No. 333-173357

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	98-0430762
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1660 Wynkoop Street, Suite 900 Denver, Colorado 80202 (303) 260-7125

(Address, including zip code, and telephone numbers, including area code, of registrant’s principal executive offices)

Peter J. Hill President and Chief Executive Officer Triangle Petroleum Corporation 1660 Wynkoop Street, Suite 900

Denver, Colorado 80202

(303) 260-7125

(Name, address, including zip code, and telephone numbers, including area code, of agent for service)

Copies to:

Richard B. Aftanas, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 29, 2011

PROSPECTUS

1,437,699 Shares

Common Stock

This prospectus relates to the offer and sale from time to time by certain holders of our shares of common stock. The registration of the shares of our common stock does not necessarily mean that any of the shares of common stock will be offered or sold by the selling stockholders. We will receive no proceeds from any sales of the shares of our common stock, but will incur expenses in connection with any offering. See “Selling Stockholders” and “Plan of Distribution.”

The selling stockholders may sell the shares of our common stock offered hereby from time to time on the NYSE Amex or such other national securities exchange or automated interdealer quotation system on which the shares of our common stock are then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of the sale or at negotiated prices.

Our common stock is traded on the NYSE Amex under the symbol “TPLM.” On April 28, 2011, the last reported sale price of our common stock on the NYSE Amex was $7.97.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties referenced under “Risk Factors” beginning on page 2 of this prospectus and the risk factors incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2011.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration rules, using this prospectus and, if required, one or more prospectus supplements, the stockholders identified in this prospectus may sell, from time to time, the securities covered by this prospectus in one or more offerings.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by any of the selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should also carefully read the additional information and documents described under “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference into these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference into this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

ii

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” any applicable prospectus supplement and the documents that we incorporate by reference into this prospectus and the prospectus supplement, before making an investment decision. Unless the context indicates otherwise, as used in this prospectus, the terms “we,” “us” and “our” refer to Triangle Petroleum Corporation and it subsidiaries.

TRIANGLE PETROLEUM CORPORATION

We are an exploration and development company currently focused on the acquisition and development of unconventional shale oil resources in the Bakken Shale and Three Forks formations in the Williston Basin of North Dakota and Montana. As of April 28, 2011, we have acquired, or committed to acquire, approximately 30,000 net acres primarily in McKenzie, Williams and Stark Counties of North Dakota and Roosevelt County, Montana. Having identified an area of focus in the Bakken Shale and Three Forks formations that we believe will generate attractive returns on invested capital, we are continuing to explore further opportunities in the region with a long-term goal of reaching 100,000 net acres.

We also hold over 400,000 net acres in the Maritimes Basin of Nova Scotia which contains numerous conventional and unconventional prospective reservoirs, including the Windsor Group sandstones and limestones and Horton Group shales. We currently have no plans to devote a significant portion of our capital budget to this region outside of a regional seismic program and further evaluation of well data in the region. We continue to seek a strategic partner interested in pursuing the potential long-term value offered by our holdings in this region or a farm-out arrangement whereby a partner will fund our future seismic and well programs.

We were incorporated in the State of Nevada on December 11, 2003 under the name Peloton Resources Inc. On May 10, 2005, we changed our name to Triangle Petroleum Corporation. Our principal executive office is located at 1660 Wynkoop Street, Suite 900, Denver, Colorado 80202 and our telephone number at that address is (303) 260-7125. Our website is www.trianglepetroleum.com. The information on our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the following risk factors and the risk factors set forth in the documents and reports filed by us with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before deciding whether to buy our securities. Additional risks not known to us or that we believe are immaterial may also significantly impair our business operations and could result in a complete loss of your investment. If any of the following risks occur, our business, financial condition and results of operations could be harmed.

Risks Relating to Our Common Stock

The market price for our common stock may be highly volatile.

The market price for our common stock may be highly volatile and could be subject to wide fluctuations. Some of the factors that could negatively affect such share price include:

•	actual or anticipated fluctuations in our quarterly results of operations;

•	liquidity;

•	sales of common stock by our stockholders;

•	changes in oil and natural gas prices;

•	changes in our cash flow from operations or earnings estimates;

•	publication of research reports about us or the oil and natural gas exploration and production industry generally;

•	increases in market interest rates which may increase our cost of capital;

•	changes in applicable laws or regulations, court rulings and enforcement and legal actions;

•	changes in market valuations of similar companies;

•	adverse market reaction to any indebtedness we incur in the future;

•	additions or departures of key management personnel;

•	actions by our stockholders;

•	commencement of or involvement in litigation;

•	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry;

•	speculation in the press or investment community regarding our business;

•	inability to list our common stock on a national securities exchange;

•	general market and economic conditions; and

•	domestic and international economic, legal and regulatory factors unrelated to our performance.

Financial markets have recently experienced significant price and volume fluctuations that have affected the market prices of equity securities of companies and that have, in many cases, been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of our common stock may decline even if our results of operations, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary.

Limited trading volume in our common stock may contribute to price volatility.

As a relatively small company with a limited market capitalization, even if our shares are more widely disseminated, we are uncertain as to whether a more active trading market in our common stock will develop. As a result, relatively small trades may have a significant impact on the price of our common stock. In addition, because of the limited trading volume in our common stock and the price volatility of our common stock, you may be unable to sell your shares of common stock when you desire or at the price you desire. The inability to sell your shares in a declining market because of such illiquidity or at a price you desire may substantially increase your risk of loss.

In the past, we have not paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future.

In the past, we have not paid dividends on our common stock and do not expect to declare or pay any cash or other dividends in the foreseeable future on our common stock, as we intend to use cash flow generated by operations to develop our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as our board of directors deems relevant.

Future sales or other issuances of our common stock could depress the market for our common stock.

We may seek to raise additional funds through one or more public offerings of our common stock, in amounts and at prices and terms determined at the time of the offering. We may also use our common stock as consideration to make acquisitions, including to acquire additional leasehold interests. Any issuances of large quantities of our common stock could reduce the price of our common stock, and, to the extent that we issue equity securities to fund our business plan, our existing stockholders’ ownership will be diluted.

Issuances, or the availability for sale, of substantial amounts of our common stock could adversely affect the value of our common stock.

No prediction can be made as to the effect, if any, that future issuances of our common stock, or the availability of common stock for future sales, will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market and the availability of shares for future sale, including by one or more of our significant stockholders or shares of our common stock issuable upon exercise of outstanding options to acquire shares of our common stock, could adversely affect the prevailing market price of our common stock. This in turn would adversely affect the fair value of the common stock and could impair our future ability to raise capital through an offering of our equity securities.

Anti-takeover provisions could make a third party acquisition of us difficult.

We are subject to the anti-takeover law of the Nevada Revised Statutes, commonly known as the Business Combinations Act. This law provides that specified persons who, together with affiliates and associates, own, or within three years did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with us for a period of three years after the date on which the person became an interested stockholder. The law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. This provision has an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity and results of operations. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or the Securities Act. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in this prospectus, in our annual report on Form 10-K for the fiscal year ended January 31, 2011 in Item 1A under “Risk Factors” and the risks detailed from time to time in our future SEC reports. These forward-looking statements include, but are not limited to, statements about:

•	history of losses;

•	uncertainty of drilling results;

•	uncertainty of results of acquisitions;

•	termination of agreements with our partners;

•	our relationship with our partners;

•	inability to acquire additional leasehold interests or other oil and natural gas properties;

•	inability to manage growth in our business;

•	inability to control properties we do not operate;

•	inability to protect against certain liabilities associated with our properties;

•	lack of diversification;

•	substantial capital requirements and limited access to additional capital;

•	competition in the oil and natural gas industry;

•	global financial conditions;

•	oil and natural gas realized prices;

•	seasonal weather conditions;

•	marketing and distribution of oil and natural gas;

•	the influence of our significant stockholders;

•	government regulation of the oil and natural gas industry;

•	potential regulation affecting hydraulic fracturing;

•	environmental regulations, including climate change regulations;

•	uninsured or underinsured risks;

•	aboriginal claims relating to our Canadian properties;

•	defects in title to our oil and natural gas interests;

•	material weaknesses in our internal accounting controls; and

•	foreign currency exchange risks.

Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of such documents. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information contained in this prospectus, any applicable prospectus supplement and documents incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these shares of common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock.

We file reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Triangle Petroleum Corporation. The address of the SEC website is http://www.sec.gov.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. Such reports and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings are also available to the public at the SEC’s website at http://www.sec.gov. We maintain an Internet website at http://www.trianglepetroleum.com. On the Investor Relations page of that site, we provide access to our SEC filings free of charge as soon as reasonably practicable after filing with the SEC. The information on our Internet website is not incorporated into this prospectus by reference and you should not consider it a part of this prospectus.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file numbers for the documents incorporated by reference into this prospectus are 001-34945 for documents filed on or after November 11, 2010 and 000-51321 for documents filed prior to that date. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

•	our annual report on Form 10-K for the fiscal year ended January 31, 2011, as filed with the SEC on April 19, 2010;

•

our current reports on Form 8-K, as filed with the SEC on March 7, 2011, March 16, 2011, March 23, 2011 and April 20, 2011 (in each case excluding Items 2.02 or 7.01, which have been “furnished” but not “filed” for purposes of the Exchange Act); and

•

the description of our common stock set forth in our registration statement filed on Form 8-A pursuant to Section 12 of the Exchange Act with the SEC on November 2, 2010, and any amendment or report filed for the purpose of updating that description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to effectiveness of the registration statement or (ii) from the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to the Chief Financial Officer at Triangle Petroleum Corporation, 1660 Wynkoop Street, Suite 900, Denver, Colorado 80202 or by calling us at (303) 260-7125.

USE OF PROCEEDS

The shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus, in any supplement to this prospectus or in an amendment to the registration statement of which this prospectus forms a part. Therefore, any proceeds from the sale of these shares of our common stock will be received by the selling stockholders for their own account, and we will not receive any proceeds from the sale of any of the shares of our common stock offered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock, together with the additional information we include in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of our common stock that we may offer under this prospectus. The following summary of our capital stock is subject in all respects to the applicable provisions of the Nevada’s private corporations laws (Nevada Revised Statute Chapter 78), or the NRS, our articles of incorporation, as amended, or our “articles of incorporation” and bylaws, as amended and restated, or our “bylaws.”

General

We are authorized to issue up to 70,000,000 shares of common stock, with a par value of $0.00001. As of April 28, 2011, we had 42,942,538 shares of outstanding common stock.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The affirmative vote of a plurality of the votes cast at the meeting of the stockholders at which there is a quorum by the holders of shares of our common stock entitled to vote in the election are required to elect each director. Other matters to be voted on by our stockholders must be approved by the affirmative vote of a majority of the shares represented at the meeting at which there is a quorum and entitled to vote on such matter (which shares voting affirmatively also constitute at least a majority of the required quorum), unless the vote of a greater number or voting by classes is required by applicable law, our articles of incorporation or our bylaws. On any matter other than the election of directors, any stockholder may vote part of the shares in favor of or in opposition to the proposal and refrain from voting the remaining shares. However, if the stockholder fails to specify the number of shares which the stockholder is voting, it will be conclusively presumed that the stockholder’s vote is with respect to all shares that the stockholder is entitled to vote. Holders of our common stock will not have the right to cumulate votes in elections of directors.

Liquidation Rights

Upon our liquidation, dissolution and winding up, the holders of our common stock are entitled to share ratably in our assets which are legally available for distribution after payment of all debts and other liabilities.

Dividend Rights

Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors.

Preemptive Rights

Our common stock has no preemptive or conversion rights or other subscription rights.

No Redemption Rights, Conversion Rights or Sinking Fund

There are no redemption, conversion or sinking fund provisions applicable to our common stock.

Stockholder Action; Special Meetings

Our bylaws provide that stockholders’ action can only be taken at an annual or special meeting of stockholders except that stockholder action by written consent can be taken if the consent is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Our bylaws provide that, except as otherwise required by law or our articles of incorporation, special meetings of the stockholders may be called at any time by our president or by a majority of our board of directors.

Number of Directors; Removal; Vacancies

Our bylaws currently specify that the number of directors shall be at least one and no more than 13 persons, unless otherwise determined by a vote of the majority of our board of directors. Our board of directors currently consists of five persons.

Pursuant to our bylaws and the NRS, each director serves until the next annual meeting and until his or her successor has been elected and qualified or his or her removal or resignation, and directors may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.

Our bylaws further provide that vacancies resulting from newly created directorships in our board of directors may be filled by a majority of our board of directors, even if less than a quorum is present, or by a sole remaining director. Any director so chosen will hold office until his or her successor has been elected at an annual or special meeting of stockholders and has been qualified, or his or her removal or resignation.

Anti-Takeover Effects of Certain Provisions of Nevada Law

We are subject to the anti-takeover law of the NRS, commonly known as the Business Combinations Act. This law provides that specified persons who, together with affiliates and associates, own, or within three years did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. The law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. This provision has an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.

We have opted out of the Acquisition of Controlling Interest statutory provisions of the NRS.

Amendment of Bylaws

Our bylaws may be amended by (i) a majority of all the stock issued and outstanding and entitled to vote at an annual or special meeting of stockholders or (ii) a majority of our board of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Listing

Our common stock is currently quoted on the NYSE Amex under the symbol “TPLM.”

SELLING STOCKHOLDERS

The following table presents, as of April 28, 2011, the number of shares of our common stock beneficially owned by the selling stockholders and the number of shares of our common stock offered by the selling stockholders under this prospectus. The selling stockholders may sell all, some or none of the shares of our common stock offered by this prospectus. In preparing the table below we have assumed that the selling stockholders will sell all of the shares of our common stock covered by this prospectus.

On October 5, 2010, we entered into a purchase and sale agreement with Williston Exploration LLC to acquire approximately 1,732 net acres in Williams County, North Dakota. The aggregate purchase price consisted of approximately $2.2 million in cash, which we paid in connection with the first closing of the transaction on December 7, 2010, and 433,500 shares of our common stock, which we issued to James M. Levy and Jeffrey M. White at the direction of Williston Exploration LLC in accordance with the agreement on February 15, 2011 in connection with the final closing of the transaction.

On March 4, 2011, we entered into an agreement with Slawson Exploration Company, Inc. to acquire up to 6,716 undeveloped net acres. The aggregate consideration, subject to customary purchase price adjustments, is comprised of approximately $14.5 million in cash and 1,004,199 shares of our common stock. The closing occurred on April 1, 2011, which is when the shares of common stock were issued to Slawson Exploration Company, Inc. and certain other selling stockholders named below at the direction of Slawson Exploration Company, Inc. in accordance with the agreement.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. To our knowledge, each person named in the table below has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and pursuant to applicable community property laws. The percentages of beneficial ownership set forth below are based on 42,942,538 shares of our common stock outstanding on April 28, 2011. Information below with respect to each selling stockholder’s beneficial ownership has been furnished by such selling stockholder.

None of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

Selling Stockholder	Shares Beneficially Owned Prior to Offering		Shares Offered Hereby	Shares Beneficially Owned After Offering
	Number	%(1)		Number	%(1)
James M. Levy(2)	216,750	*	216,750	0	*
Jeffrey M. White(3)	216,750	*	216,750	0	*
Slawson Exploration Company, Inc.(4)	493,245	*	493,245	0	*
Slawson Resources Company(4)	449,064	*	449,064	0	*
Robert Todd Slawson(5)	21,983	*	21,983	0	*
Craig Alan Slawson(5)	5,496	*	5,496	0	*
DS&S Chase, LLC(6)	13,309	*	13,309	0	*
D Summer Chase III 2001 Irrevocable Trust(7)	9,864	*	9,864	0	*
Stuart F Chase 2001 Irrevocable Trust(8)	9,864	*	9,864	0	*
Sheringham Corporation(9)	1,374	*	1,374	0	*

*	Less than 1%
(1)	The percentage of beneficial ownership of the shares of our common stock is based on the number of shares deemed to be beneficially owned by each selling stockholder divided by 42,942,538 shares of our common stock outstanding as of April 28, 2011.

(2)	Mr. Levy’s address is 354 Wild Willow Drive, El Paso, Texas 79922.
(3)	Mr. White’s address is 50 E. Beckonvale Circle, Spring, Texas 77382.
(4)	Selling stockholder’s address is 727 North Waco, Suite 400, Wichita, Kansas 67203.
(5)	Selling stockholder’s address is c/o Slawson Exploration Company, Inc., 1675 Broadway, Suite 1600, Denver, Colorado 80202.
(6)	DS&S Chase, LLC’s address is 300 Preston Avenue, Suite 500, Charlottesville, Virginia 22902.
(7)	D Summer Chase III 2001 Irrevocable Trust’s address is c/o D.S. Chase III, Edwin T. Burton and Gordon M. Marchand, Trustees, 300 Preston Avenue, Suite 500, Charlottesville, Virginia 22902.
(8)	Stuart F Chase 2001 Irrevocable Trust’s address is c/o Stuart F. Chase, Edwin T. Burton and Gordon M. Marchand, Trustees, 300 Preston Avenue, Suite 500, Charlottesville, Virginia 22902.
(9)	Sheringham Corporation’s address is Triad Building, Suite 201, 14887 Highway 105 West, Montgomery, Texas 77356.

PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time by the selling stockholders of up to all of the shares of our common stock held by each such selling stockholder as set forth under “Selling Stockholders.” The selling stockholders may sell shares from time to time in one or more transactions, which may include underwritten offerings, sales in open market or block transactions on the NYSE Amex, or such other national securities exchange or automated interdealer quotation system on which the shares of our common stock are then listed or quoted, sales in the over-the-counter market, privately negotiated transactions, put or call options transactions relating to the shares, short sales of shares, hedging transactions, or in transactions in which shares may be delivered in connection with issuance of securities by issuers other than the selling stockholders that are exchangeable for or payable in such shares, distributions to beneficiaries of the selling stockholders or a combination of such methods of sale or by any other legally available means, at market prices prevailing at the time of sale, at prices related to prevailing market prices at the time of the sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. None of the selling stockholders have advised us that they have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares of our common stock offered hereby, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders. In addition, any of the shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). In effecting sales, such broker-dealers may arrange for other broker-dealers to participate.

The selling stockholders may enter into options or other transactions with broker-dealers or other financial institutions who may resell the securities offered hereby pursuant to this prospectus (as supplemented or amended to reflect the transaction).

If shares of our common stock are sold in an underwritten offering, the shares will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices at the time of the sale or at negotiated prices. Any public offering price and any discounts or commissions allowed or reallowed or paid to dealers may be changed from time to time. Underwriters may sell shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Depending upon the circumstances of any sale hereunder, any underwriter or broker-dealer who acts in connection with the sale of shares of our common stock hereunder may be deemed to be “underwriters,” within the meaning of Section 2(11) of the Securities Act, and any compensation received by them and any profit on any resale of shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act.

The anti-manipulation provisions of Regulation M promulgated under the Exchange Act may apply to sales by the selling stockholders in the market.

In order to comply with the securities laws of certain jurisdictions, the common stock offered hereby will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the common stock offered hereby may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption or federal preemption from registration or qualification is available and is complied with.

We have agreed to pay all expenses in connection with the registration of the shares of our common stock being offered hereby. Selling stockholders are responsible for paying broker’s commissions, underwriting discounts and any other selling expenses, as well as fees and expenses of selling stockholders’ counsel. We have agreed to indemnify the selling stockholders against certain liabilities and expenses relating to the accuracy of our representations and warranties in the purchase and sale agreement, including representations concerning certain information incorporated by reference in this prospectus, which may include liabilities under the Securities Act. We or the selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Upon our being notified by a selling stockholder that any material arrangement has been entered into with an underwriter or a broker-dealer for the sale of shares through a special offering, block trade, exchange distribution or a secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares of our common stock involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or the FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Jones Vargas, Chartered, Las Vegas, Nevada, will provide opinions regarding the validity of our common stock. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of the Company have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, which report is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Triangle Petroleum Corporation

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses (except the SEC Registration Fee) are estimated to be as follows:

Amount to be paid
SEC Registration Fee	$1,438
Accounting Fees and Expenses	25,000
Legal Fees and Expenses	100,000
Trustee, Transfer Agent and Registrar Fees	10,000
Miscellaneous expenses	10,000

Total	$146,438

Item 15.	Indemnification of Directors and Officers.

Chapter 78 of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged, after exhaustion of all appeals, to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that we may indemnify our officers, directors, employees, agents and any other persons to the maximum extent permitted by the NRS.

Item 16.	Exhibits.

See the Exhibit Index which is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) (i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on April 29, 2011.

TRIANGLE PETROLEUM CORPORATION

By:	/s/ Peter J. Hill
Peter J. Hill President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter J. Hill Peter J. Hill	President, Chief Executive Officer and Director (Principal Executive Officer)	April 29, 2011

* Jonathan Samuels	Chief Financial Officer and Director (Principal Financial Officer)	April 29, 2011

* F. Gardner Parker	Director	April 29, 2011

* Stephen A. Holditch	Director	April 29, 2011

* Randal Matkaluk	Director	April 29, 2011

/s/ Peter J. Hill Peter J. Hill	Attorney-in-Fact	April 29, 2011

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Specimen Common Stock Certificate, filed as an exhibit to Amendment No. 1 of the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on October 25, 2010 and incorporated herein by reference.

5.1***	Opinion of Jones Vargas, Chartered.

23.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of MHA Petroleum Consultants, Independent Petroleum Engineers.

23.3***	Consent of Jones Vargas, Chartered (included in Exhibit 5.1).

24.1***	Power of Attorney (included on the signature page hereto).

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.
**	Filed herewith.
***	Previously filed.